Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 10, 2007 relating to the financial statements of Concentric Medical, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PRICEWATERHOUSECOOPERS LLP
San Jose, California
August 16, 2007